UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2007

HARLEYSVILLE NATIONAL CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-15237	23-2210237
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

483 Main Street, Harleysville, Pennsylvania		19438
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-256-8851

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 16, 2007, at the effective time of Harleysville National Corporation's acquisition of East Penn Financial Corporation, Harleysville Management Services, LLC, a subsidiary of Harleysville National Corporation, and Brent L. Peters entered into an employment agreement. A brief description of the material terms of the employment agreement are set forth under Item 5.02 of this Form 8-K and incorporated herein by reference. A copy of Mr. Peters' employment agreement is attached hereto as Exhibit 99.2 and made part hereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Harleysville National Corporation has appointed Brent L. Peters, (former Chairman, President and Chief Executive Officer and Director of East Penn Financial Corporation and East Penn Bank) to the board of directors of Harleysville National Corporation and its banking subsidiary, Harleysville National Bank. Mr. Peters has also been appointed President of the new East Penn Bank Division and Executive Vice President of Harleysville National Corporation and Harleysville National Bank. Mr. Peters is 61 years of age. Mr. Peter’s appointments were pursuant to the terms of the Agreement and Plan of Merger dated as of May 15, 2007, as amended August 29, 2007, by and among Harleysville National Corporation, East Penn Financial Corporation, East Penn Bank and HNC-EPF, LLC.

On November 16, 2007, at the effective time of Harleysville National Corporation's acquisition of East Penn Financial Corporation, Harleysville Management Services, LLC, a subsidiary of Harleysville National Corporation, and Brent L. Peters entered into an employment agreement for Mr. Peters’ employment as President of the East Penn Bank Division of Harleysville National Bank and as an Executive Vice President of Harleysville National Corporation and Harleysville National Bank. The agreement provides that: so long as Harleysville National Corporation and Harleysville National Bank maintain an Executive Council, Mr. Peters shall be a member of the Executive Council; Mr. Peters is to be a member of the Executive Committee of Harleysville National Bank’s board of directors; Mr. Peters shall be a member of Harleysville National Bank’s ALCO, Senior Loan, Problem Asset, Credit Policy, Disclosure, Senior Staff and Strategic Planning Committees so long as Harleysville National Corporation and Harleysville National Bank maintains them; and Harleysville National Bank and Harleysville National Corporation will cause Mr. Peters to be appointed or elected to the boards of directors of Harleysville National Corporation and Harleysville National Bank for at least three years after the signing.

The employment agreement is for an initial term of three years, renewing automatically at the end of the three-year period for successive one-year terms, unless either party provides written notice of non-renewal at least 90 days prior to the end of the current term. The employment agreement specifies position title and duties, compensation and benefits, and indemnification and termination provisions. Mr. Peters will be paid an initial annual base salary of $296,000, which could increase. He is entitled to participate in annual and long-term incentive plans and employee benefit plans and to receive annual vacation in accordance with the policies established by the board of directors of Harleysville National Corporation. If his employment is involuntarily terminated by Harleysville National Corporation other than for cause, he may receive the greater of the amount due under the agreement or 1.0 times his agreed compensation.

If his employment is terminated upon occurrence of certain events following a “Change in Control,” as defined in the employment agreement, he will receive 2.0 times his agreed compensation. In either case, Harleysville National Corporation has agreed that Mr. Peters will be entitled to continued participation in Harleysville's employee benefit plans for twelve (12) months or until he secures substantially similar benefits through other employment, whichever shall first occur. The agreement also contained a non-competition provision and a confidentiality provision.

Pursuant to Mr. Peters’ employment agreement, Harleysville National Corporation has agreed to provide him with exclusive use of an automobile and will pay all costs of insurance coverage, repairs, maintenance and other operating and incidental expenses, including license, fuel and oil. Harleysville National Corporation also agrees to provide him with use of a replacement automobile when the automobile he is using reaches three years of age or 60,000 miles, whichever is first, and approximately every three years or 60,000 miles thereafter on the same terms and conditions. The automobile is to remain the property of Harleysville National Corporation. In addition to reimbursement of other reasonable business expenses, Harleysville National Corporation agreed to reimburse him for dues and reasonable Harleysville-related business expenses associated with membership in a country club, social club, or service organization, including but not limited to, The Rotary Club, The Chamber of Commerce and Brookside Country Club.

A copy of Mr. Peters' employment agreement is attached hereto as Exhibit 99.2 and made part hereof.

Harleysville National Corporation has determined that, other than as disclosed in this Form 8-K, there is no information required to be disclosed regarding related party transactions with Mr. Peters. There are no family relationships between Mr. Peters and any director or other executive officer of Harleysville National Corporation other than Mr. Peters and Debra K. Peters, Vice President of East Penn Bank Division, are husband and wife.

Item 7.01 Regulation FD Disclosure

On November 19, 2007, Harleysville National Corporation issued a press release announcing the completion of its acquisition of East Penn Financial Corporation. Under the terms of the Agreement and Plan of Merger dated as of May 15, 2007, as amended August 29, 2007, East Penn Financial Corporation has been acquired by Harleysville National Corporation and East Penn Financial’s wholly owned subsidiary, East Penn Bank, a $440 million bank offering deposit and lending services throughout the Lehigh Valley, PA has merged with and into Harleysville National Bank, Harleysville National Corporation’s banking subsidiary. These transactions were effective on November 16, 2007.

Based on the terms of the merger agreement and current stock prices, the value of the transaction at the effective date is approximately $85.0 million or $13.41 per share of East Penn Financial stock. East Penn shareholders who made a valid stock election will receive .8416 shares of Harleysville National Corporation common stock for each share of East Penn common stock for approximately 89% of their shares. They will receive $14.50 per share in cash for the remaining shares. All other shareholders who made a valid cash election or no election will receive $14.50 in cash for each share of East Penn Financial common stock. The merger consideration includes the issuance of approximately 2,433,000 shares of Harleysville National

Corporation common stock and the payment of approximately $50.7 million in cash. The transaction is expected to be accretive to Harleysville National Corporation’s earnings for the calendar year of 2008.

A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit 99.1: Press Release issued by Harleysville National Corporation dated November 19, 2007 titled “Harleysville National Corporation Completes Acquisition of East Penn Financial Corporation.”

Exhibit 99.2:  Employment Agreement between Harleysville Management Services, LLC and Brent L. Peters, dated November 16, 2007.

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act of 1934, the Registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  hereunto  duly  authorized.

HARLEYSVILLE NATIONAL CORPORATION

Dated: November 19, 2007               /s/ George S. Rapp
George S. Rapp, EVP and Chief Financial Officer

EXHIBIT INDEX

Page No.

Exhibit 99.1: Press Release issued by Harleysville National Corporation dated November 19, 2007 titled “Harleysville National Corporation Completes Acquisition of East Penn Financial Corporation.”	7
Exhibit 99.2: Employment Agreement between Harleysville Management Services, LLC and Brent L. Peters, dated November 16, 2007.	10